Exhibit 10.15

CATTLE SUPPLY AND FEEDING INCENTIVE PROGRAM AGREEMENT

1. PARTIES. This Agreement is dated this 1st day of January 2011 (“Effective Date”) by and between JBS FIVE RIVERS CATTLE FEEDING, LLC a Delaware limited liability company, located at 1770 Promontory Circle, Greeley, CO 80534 (“Feeder”), and J&F OKLAHOMA HOLDINGS, INC., a Delaware corporation, located at 1770 Promontory Circle, Greeley, CO 80534 (“Owner”).

2. RECITALS.

2.1.	Feeder and Owner are parties to a Cattle Supply and Feeding Agreement dated October 23, 2008, as amended, whereby Feeder provides feed, care, and services to cattle owned by Owner (“Feeding Agreement”).

2.2.	The Parties wish to create an incentive program to encourage continuing improvement of the care and feed services provided to Owner pursuant to the Feeding Agreement, as reflected in the financial results of the Owner.

2.3.	To accomplish such purpose, the Owner shall make to Feeder with an annual incentive payment to be calculated using an agreed upon formula reflecting the financial performance of Owner arising from the sale of cattle fed and raised by Feeder (the “Incentive Amount”). Such Incentive Amounts will be in addition to amounts paid by Owner to Seller under the terms of the Feeding Agreement.

Accordingly, in consideration of the mutual promises set forth in this Agreement, the parties covenant and agree to the terms and conditions set forth below.

3. TERM. The term of this Agreement shall commence on the 1st day of January, 2011 (“Commencement Date”) and continue until terminated as provided herein. This Agreement may be terminated by either party upon 30 days prior written notice (the “Termination Date”). This Agreement shall also terminate automatically on the date of termination of the Feeding Agreement. As of the Termination Date, no further Incentive Amounts shall be earned by feeder, and the Owner shall within 21 days of such date pay to the Feeder all amounts earned prior to such date.

4. DETERMINATION OF INCENTIVE AMOUNT. The Incentive Amount shall be paid annually based on the calculations provided in the attached Exhibit A (“Incentive Calculation”). The variable amounts composing the Incentive Calculation shall be determined by mutual agreement annually at the beginning of the Parties’ fiscal year. Payment of the Incentive Amount shall occur at the end of the Parties’ fiscal year, and shall be based upon that fiscal year’s Incentive Calculation.

5. ADDITIONAL DOCUMENTS OR ACTION. The parties agree to execute any additional documents and to take any additional action necessary to carry out this Agreement.

6. BINDING EFFECT. This Agreement shall inure to the benefit of, and be binding upon, the parties, and their respective legal representatives, successors, and assigns; provided, however, that nothing contained in this paragraph shall be construed to permit the assignment of this Agreement without the prior written consent of the Owner.

7. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado (without regard to

Colorado’s choice of law rules). Any and all actions arising between the parties in respect of this Agreement shall be brought in a state or Federal court in the State of Colorado. The parties submit to the jurisdiction of, and hereby agree to voluntarily appear in, such courts.

8. COUNTERPARTS. This Agreement may be executed in several counterparts and, when so executed, shall constitute one Agreement, binding on all the parties even though all the parties have not signed the same counterpart. Any counterpart of this Agreement which has attached to it separate signature pages, which altogether contain the signatures of all the parties, shall be deemed a fully executed instrument for all purposes.

9. SEVERABILITY. This Agreement represents the entire agreement between the parties regarding the Incentive Payments and there are no oral or collateral agreements or understandings with respect to the payment of any incentive amounts. If any provision of this Agreement is declared to be invalid, void or unenforceable by a court of competent jurisdiction, such provision shall be deemed to be severable, and all other provisions of this Agreement shall remain fully enforceable, and this Agreement shall be interpreted in all respects as if such provision were omitted.

IN WITNESS WHEREOF, Feeder and Owner have each executed this Agreement on the effective date listed above.

JBS FIVE RIVERS		J&F OKLAHOMA HOLDINGS, INC.
CATTLE FEEDING, LLC

By:	/s/ Mike Thoreau	By:	/s/ Luke Lind
Name:	Mike Thoreau	Name:	Luke Lind
Title:	President & CEO	Title:	VP Marketing

EXHIBIT A

INCENTIVE CALCULATION*

*	Values for Terms Target Pool, Hurdle Pool, Target RONA, and Hurdle RONA shall be variable and adopted by the parties annually as provided in Section 4.

**	“Combined” figures reflect the sum of J&F and Five Rivers’ results.

***	Incentive Amount shall be determined prior to consideration of any accruals for performance incentives.

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